As filed with the Securities and Exchange Commission on August 18, 2003.
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               OMNICOM GROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

            NEW YORK                                      13-1514814
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                  437 Madison Avenue, New York, New York 10022
           (Address of Principal Executive Offices Including Zip Code)

                               OMNICOM GROUP INC.
                              EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                              Barry J. Wagner, Esq.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                               New York, NY 10022
                            Telephone: (212) 415-3600
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies To:
                              Lisa K. Kunkle, Esq.
                                   Jones Day
                                   North Point
                               901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190
                                 (216) 586-3939

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
Title of                                            Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Amount to be             mum Offering             mum Aggregate            Registration
be Registered              Registered (1)(2)        Price Per Share (3)      Offering Price (3)       Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.15 par    10,700,000               $73.89                   $790,623,000             $63,961.40
value per share
=====================================================================================================================

(1) Represents maximum number of shares of common stock of the registrant, $0.15 par value per share ("Common Stock"), issuable pursuant to the Omnicom Group Inc. Equity Incentive Plan (the "Plan") being registered hereon.

(2) Pursuant to Rule 416(c) of the Securities Act of 1933 (the "Securities Act"), this Registration Statement also covers such additional Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on August 13, 2003, within five business days prior to filing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents have been filed by the Company with the Securities and Exchange Commission (the "Commission") and are incorporated herein by reference:

      o The Company's Annual Report on Form 10-K for the year ended December 31, 2002, including all material incorporated by reference therein;

      o The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, including all material incorporated by reference therein;

      o The Company's Current Report on Form 8-K filed June 11, 2003; and

      o The description of the Company's common stock contained in the Registration Statement on Form S-3 filed with the Commission on April 8, 2003, including any subsequently filed amendments and reports updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

      Not applicable.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      The Company's certificate of incorporation contains a provision limiting the liability of directors to acts or omissions determined by a judgment or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Company's bylaws provide that an officer or director will be indemnified against any costs or liabilities, including attorneys' fees and amounts paid in settlement with the Company's consent, in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.

      Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise that any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action, or any appeal therein, if such director or officer acted in good faith for a purpose he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful.

      Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action or a pending action that is settled or otherwise disposed of or (2) any claim, issue or matter for which the person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application that the person is fairly and reasonably entitled to indemnity for that portion of the settlement and expenses as the court deems proper.

      Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such Section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

      The Company has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Company also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Exhibit Number    Description
--------------    -----------

4.1 Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference).

4.2 Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference).

4.3               Omnicom Group Inc. Equity Incentive Plan, as amended.

5                 Opinion of Barry J. Wagner, General Counsel for the
                  Registrant.

23.1              Consent of KPMG LLP.

23.2              Consent of Arthur Andersen LLP (omitted).*

23.3              Consent of counsel -- see Exhibit 5.

24                Power of Attorney.

      * The consent of Arthur Andersen LLP, the former independent accountants for the Registrant as of December 31, 2000 and 2001 and for the years then ended, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a under the Securities Act.

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         [Signatures on following page]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on August 18, 2003.

                                 OMNICOM GROUP INC.

                                 By: /s/ John D. Wren
                                     ---------------------------------------
                                     John D. Wren
                                     President, Chief Executive Officer and
                                     Director

Date: August 18, 2003            By:                    *
                                    ----------------------------------------
                                 John D. Wren
                                 President, Chief Executive Officer and Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Randall J. Weisenburger
                                 Executive Vice President and Chief Financial
                                 Officer

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Philip J. Angelastro
                                 Senior Vice President of Finance and Controller

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Robert Charles Clark
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Leonard S. Coleman, Jr.
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Errol M. Cook
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Bruce Crawford
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Susan S. Denison
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Michael A. Henning
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 John R. Purcell
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Linda Johnson Rice
                                 Director

Date: August 18, 2003            By:                    *
                                     ----------------------------------------
                                 Gary L. Roubos
                                 Director

*This registration statement has been signed on behalf of the above officers and directors by Barry J. Wagner, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this Registration Statement.

DATED: August 18, 2003       By: /s/ Barry J. Wagner
                                 --------------------------------------------
                                      Barry J. Wagner
                                      Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

4.1 Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference).

4.2 Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and incorporated herein by reference).

4.3               Omnicom Group Inc. Equity Incentive Plan, as amended.

5                 Opinion of Barry J. Wagner, General Counsel of the Registrant.

23.1              Consent of KPMG LLP.

23.2              Consent of Arthur Andersen LLP (omitted).*

23.3              Consent of counsel -- see Exhibit 5.

24                Power of Attorney.

      * The consent of Arthur Andersen LLP, the former independent accountants for the Registrant as of December 31, 2000 and 2001 and for the years then ended, could not be obtained after reasonable efforts and, accordingly, is being omitted pursuant to Rule 437a under the Securities Act.